EXHIBIT 99.70

                                  North Valley
                                    Bancorp
                                 [LOGO OMITTED]

North Valley Bancorp Reports Results for the Third Quarter of 2004

October 26, 2004 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $864 million in assets, today reported results for the three- and nine- months ending September 30, 2004. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB"), Six Rivers Bank, a division of NVB, and Yolo Community Bank. ("YCB")

     On August 31, 2004, the Company completed its acquisition of Woodland, California-based YCB for approximately $23 million. Total consideration consisted of $9.5 million in cash and 741,700 shares of NOVB common stock. The transaction was accounted for under the purchase method of accounting and, accordingly, the Company's results of operations only include YCB's results of operations since consummation.

Quarterly Results

     The Company reported net income for the three months ended September 30, 2004 of $2,068,000 or $0.29 per diluted share compared to $1,817,000 or $0.26 per diluted share for the same period in 2003. This represents an increase in net income of $251,000 or 13.8% and is due mainly to net interest income which increased by $1,072,000 compared to the third quarter of 2003. The increase in net interest income was partially offset by non-interest income, which decreased by $268,000 in the third quarter of 2004 due to a decrease in gains on loan sales of $365,000 compared to the third quarter of 2003.

     Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $1,072,000 or 15.9% for the three months ended September 30, 2004 compared to 2003. This was due to an increase in interest income of $1,169,000 partially offset by an increase in interest expense of $97,000. Of the $1,169,000 increase, $519,000 was due to the addition of YCB. The remaining increase in interest income was primarily due to an increase in average investment securities from $147,014,000 in the second quarter of 2003 to an average of $217,075,000 for the same period in 2004, an increase of $70,061,000 which drove investment income up $683,000 in the third quarter of 2004. The increase in average investment securities was funded with excess Fed funds, an increase in average deposits of $73,833,000, and an increase in average borrowings of $34,472,000. Average yields on earning assets decreased 11 basis points and the average rate paid on interest-bearing liabilities decreased by 16 basis points. The decrease in yields was primarily due to average loan yields, which decreased from 7.13% in the third quarter of 2003 to 6.60% for the same period in 2004. The Company's net interest margin was 4.55%, slightly down from the second quarter of 2004 which was at 4.59% and flat when compared to the third quarter of 2003 which also came in at 4.55%.

     Noninterest income decreased to $2,399,000 for the three months ended September 30, 2004 compared to $2,667,000 for the same period in 2003. This represents a decrease of $268,000 or 10.0% and is due to gains recorded on sales of loans of $370,000 in the third quarter of 2003 compared to $5,000 in the same period in 2004. The Company's strategy in 2003 was to sell all newly originated mortgage loans in order to avoid excessive interest rate risk. As long rates started to come back up at the end of 2003, management reverted back to its original strategy of holding all mortgage loans originated. This strategy resulted in recording significant gains on sales during 2003. Service charges on deposits increased by $218,000 and other fees increased $52,000 in 2004 compared to 2003 due to normal growth. Earnings on cash surrender value of life insurance policies decreased from $329,000 in the third quarter of 2003 to $276,000 in 2004 due to lower market rates associated with those policies.

     Noninterest expense totaled $7,004,000 for the three months ended September 30, 2004 compared to $6,899,000 for the same period in 2003 which is an increase of $105,000 or 1.5%. Salaries and benefits increased by $166,000 or 4.8% due exclusively to the inclusion of YCB. Equipment expense decreased from $594,000 in 2003 to $517,000 in 2004 primarily due to some one-time expenses recognized in 2003 associated with the Company's new core operating system after the system conversion in late 2002. Occupancy and other expenses were both relatively flat when compared to the third quarter of 2003.

Year-to-Date Results

     For the nine months ended September 30, 2004, the Company reported net income of $6,124,000 or $0.88 per diluted share compared to $6,050,000 or $0.85 per diluted share for the same period in 2003. Non-interest income decreased $1,431,000 in the nine months ended September 30, 2004 compared to 2003 due primarily to gains on sales of loans and securities, which totaled $1,643,000 in 2003 compared to $31,000 in 2004. Net interest income increased $1,350,000, or 6.5% in the nine months ended September 30, 2004 compared to 2003 and non-interest expense decreased by $290,000 or 1.4% over the same period last year.

Credit Quality

     Non-Performing loans (defined as non-accrual loans and loans 90 days or more past due and still accruing interest) decreased $824,000 to $2,186,000 or 0.43% of total loans at September 30, 2004 from $3,010,000 or 0.79% of total loans at December 31, 2003. Of the $2,186,000 in non-performing loans as of September 30, 2004, $1,178,000 are secured by first deeds of trust on real property and the SBA guaranteed portion of total nonperforming loans was $691,000. The allowance for loan and lease losses at September 30, 2004 was $7,269,000 or 1.43% of total loans compared to $6,493,000 or 1.71% of total loans at December 31, 2003. The ratio of net charge-offs to average loans outstanding for the nine months ended September 30, 2004 was 0.15% compared to 0.03% for the same period in 2003. The allowance for loan and lease losses as a percentage of nonperforming loans was 332.53% as of September 30, 2004 compared to 215.71% as of December 31, 2003.

Summary

     "This was an extremely busy quarter for the Company as we closed the YCB acquisition and began our work integrating YCB into the NOVB family. Although our net income this quarter was slightly less than anticipated, we are encouraged by our loan pipeline, by the markets that have opened to us through the YCB acquisition, and by our expense reduction initiatives. Loan growth slowed somewhat in the third quarter compared to earlier in the year, but our commercial loan pipeline is at all time highs and we expect strong loan growth in the fourth quarter and into 2005. Our goal in 2004 relative to the income statement has been to replace income from gains on mortgage sales (in 2003) with growth in net interest income and a reduction in noninterest expenses, we feel we have been successful in these two areas of Company performance," stated Mr. Cushman, President & CEO.

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. NVB operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank, a division of NVB, operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. YCB operates three commercial banking offices in Yolo, Solano, and Placer Counties in Northern California. North Valley Bancorp, through its subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship. Visit the Company's website address at www.novb.com.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business

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

prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                          or        Edward J. Czajka
President & Chief Executive Officer                   Executive Vice President &
                                                      Chief Financial Officer
(530) 226-2900    Fax: (530) 221-4877

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

                                    North Valley Bancorp & Subsidiaries
                                     Consolidated Statement of Income
                         Dollars in thousands except per share amounts (unaudited)
                                  For the nine months ended September 30,

                                                      2004          2003         $ Change       % Change
                                                   -----------   -----------    -----------    ----------

INTEREST INCOME:
    Loans and leases including fees                $    20,621   $    22,019    $    (1,398)         -6.3%
  Investment Securities
    Taxable                                              5,351         3,142          2,209          70.3%
    Exempt from federal taxes                            1,438           975            463          47.5%
  Federal funds sold                                       230           458           (228)        -49.8%
                                                   -----------   -----------    -----------    ----------
        Total interest income                           27,640        26,594          1,046           3.9%

INTEREST EXPENSE:
    Deposits                                             3,403         4,306           (903)        -21.0%
    Subordinated debentures                              1,151           960            191          19.9%
    Other borrowings                                       987           579            408          70.5%
                                                   -----------   -----------    -----------    ----------
        Total interest expense                           5,541         5,845           (304)         -5.2%

Net Interest Income                                     22,099        20,749          1,350           6.5%

Provision for loan and lease losses                        216            --            216           0.0%
Net interest income after provision for loan and
  lease losses                                          21,883        20,749          1,134           5.5%

NONINTEREST INCOME:
    Service charges on deposit accounts                  3,933         3,575            358          10.0%
    Other fees and charges                               1,680         1,591             89           5.6%
    Earnings on cash surrender value of life
      insurance policies                                   870         1,010          (140)         -13.9%
    Gain on sale of loans                                    9         1,442         (1,433)        -99.4%
    Gains on sales or calls of securities                   22           201           (179)        -89.1%
    Other                                                  596           722           (126)        -17.5%
                                                   -----------   -----------    -----------    ----------
        Total noninterest income                         7,110         8,541         (1,431)        -16.8%

NONINTEREST EXPENSES:
    Salaries and employee benefits                      10,504        10,122            382           3.8%
    Occupancy expense                                    1,365         1,303             62           4.8%
    Furniture and equipment expense                      1,601         1,954           (353)        -18.1%
    Other                                                6,784         7,165           (381)         -5.3%
                                                   -----------   -----------    -----------    ----------
        Total noninterest expenses                      20,254        20,544           (290)         -1.4%

Income before Provision for Income Taxes                 8,739         8,746             (7)         -0.1%

Provision for Income Taxes                               2,615         2,696            (81)         -3.0%

Net Income                                         $     6,124   $     6,050             74           1.2%
Earnings per Share:
    Basic                                          $      0.93   $      0.89    $      0.04           4.5%
    Diluted                                        $      0.88   $      0.85    $      0.03           3.5%

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

                                    North Valley Bancorp & Subsidiaries
                                     Consolidated Statement of Income
                         Dollars in thousands except per share amounts (unaudited)
                                    For the quarter ended September 30,

                                                      2004          2003         $ Change       % Change
                                                   -----------   -----------    -----------    ----------

INTEREST INCOME:
    Loans and leases including fees                $     7,383   $     6,870    $       513           7.5%
  Investment Securities
    Taxable                                              1,714         1,194            520          41.7%
    Exempt from federal taxes                              470           307            163          61.6%
    Federal funds sold                                     152           179            (27)        -17.3%
                                                   -----------   -----------    -----------    -----------
        Total interest income                            9,719         8,550          1,169          13.7%

INTEREST EXPENSE:
    Deposits                                             1,175         1,313           (138)        -10.5%
    Subordinated debentures                                411           358             53          14.8%
    Other borrowings                                       332           150            182         121.3%
                                                   -----------   -----------    -----------    -----------
        Total interest expense                           1,918         1,821             97           5.3%

Net Interest Income                                      7,801         6,729          1,072          15.9%

Provision for loan and lease losses                        216            --            216           0.0%

Net interest income after provision
  for loan and lease losses                              7,585         6,729            856          12.7%

NONINTEREST INCOME:
    Service charges on deposit accounts                  1,367         1,149            218          19.0%
    Other fees and charges                                 581           529             52           9.8%
    Earnings on cash surrender value of life
      insurance policies                                   276           329            (53)        -16.1%
    Gain on sale of loans                                    5           370           (365)        -98.6%
    Gains on sales or calls of securities                   --            45            (45)       -100.0%
    Other                                                  170           245            (75)        -30.6%
                                                   -----------   -----------    -----------    -----------
        Total noninterest income                         2,399         2,667           (268)        -10.0%

NONINTEREST EXPENSES:
    Salaries and employee benefits                       3,611         3,445            166           4.8%
    Occupancy expense                                      481           467             14           3.0%
    Furniture and equipment expense                        517           594            (77)        -13.0%
    Other                                                2,395         2,393              2           0.1%
                                                   -----------   -----------    -----------    -----------
        Total noninterest expenses                       7,004         6,899            105           1.5%

Income before Provision for Income Taxes                 2,980         2,497            483          19.3%

Provision for Income Taxes                                 912           680            232          34.1%

Net Income                                         $     2,068   $     1,817            251          13.8%
Earnings per Share:
    Basic                                          $      0.31   $      0.28    $      0.03          10.7%
    Diluted                                        $      0.29   $      0.26    $      0.03          11.5%

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

                                   North Valley Bancorp and subsidiaries
                               (dollars in thousands except per share data)
                                                (unaudited)

                                                           30-Sep-04      31-Dec-03      $ Change       % Change
                                                          -----------    -----------    -----------    -----------

ASSETS Cash and cash equivalents:
  Cash and due from banks                                 $    37,865    $    28,013    $     9,852           35.2%
  Federal funds sold                                           27,000         31,510         (4,510)         -14.3%
                                                          -----------    -----------    -----------    -----------
    Total cash and cash equivalents                            64,865         59,523          5,342            9.0%

Interest-bearing cash in other financial institutions             500            123            377          306.5%

Investment securities:
  Available for sale, at fair value                           223,775        191,045         32,730           17.1%
  Held to maturity, at amortized cost                             144          1,455         (1,311)         -90.1%

Loans and leases, net of allowance for loan and lease
  losses of $7,269 and $6,493 at September 30, 2004 and
  December 31, 2003                                           500,532        372,660        127,872           34.3%
Premises and equipment, net                                    13,226         12,699            527            4.1%
FHLB & FRB Stock                                                3,716          2,991            725           24.2%
Other real estate owned                                           465             --            465          100.0%
Core deposit intangibles, net                                  19,503          2,272         17,231          758.4%
Accrued interest receivable                                     3,001          2,696            305           11.3%
Other assets                                                   34,096         32,229          1,867            5.8%
                                                          -----------    -----------    -----------    -----------
TOTAL ASSETS                                              $   863,823    $   677,693    $   186,130           27.5%
                                                          ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                     $   167,284    $   118,678    $    48,606           41.0%
  Interest-bearing
    Demand deposits                                           193,606        159,123         34,483           21.7%
    Savings                                                   203,910        157,106         46,804           29.8%
    Time Certificates                                         165,572        163,407          2,165            1.3%
                                                          -----------    -----------    -----------    -----------
        Total deposits                                        730,372        598,314        132,058           22.1%

Other borrowed funds                                           39,120          9,459         29,661          313.6%
Accrued interest payable and other liabilities                  8,386          7,371          1,015           13.8%
Subordinated debentures                                        21,651         16,496          5,155           31.3%
                                                          -----------    -----------    -----------    -----------
      Total liabilities                                       799,529        631,640        167,889           26.6%
                                                          -----------    -----------    -----------    -----------

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000
  shares: none outstanding Common stock, no par value:
  authorized 20,000,000 shares, outstanding  7,302,726
  and 6,488,073 at September  30, 2004  and December
  31, 2003                                                     37,841         23,406         14,599           62.4%
Retained Earnings                                              26,824         22,795          4,029           17.7%
Accumulated other comprehensive loss, net of tax                 (427)          (148)          (279)         188.5%
                                                          -----------    -----------    -----------    -----------
Total stockholders' equity                                     64,294         46,053         18,241           39.6%

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $   863,823    $   677,693    $   186,130           27.5%
                                                          ===========    ===========    ===========    ===========

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

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

Financial Ratios
                                                 For the nine months ended September 30,
                                                -----------------------------------------
                                                    2004                        2003
                                                -------------               -------------

Return on average assets                                1.09%                       1.21%
Return on average equity                               16.35%                      16.61%
Noninterest Income to Average Assets                    1.27%                       1.72%
Noninterest Expense to Average Assets                   3.61%                       4.12%
Net interest margin (Taxable-equivalent)                4.59%                       4.81%
Average equity to average assets                        6.67%                       7.31%

Allowance for Loan and Lease Losses

Balance beginning of year                        $     6,493                 $     6,723
Provision for loan losses                                216                          --
Net charge offs (recoveries)                             459                          81
Adjustments (YCB)                                      1,019                          --
Balance end of period                            $     7,269                 $     6,642


                                                   For the quarter ended September 30,
                                                -----------------------------------------
                                                    2004                        2003
                                                -------------               -------------

Return on average assets                                1.03%                       1.07%
Return on average equity                               15.04%                      15.82%
Noninterest Income to Average Assets                    1.20%                       1.56%
Noninterest Expense to Average Assets                   3.49%                       4.05%
Net interest margin (Taxable-equivalent)                4.55%                       4.55%
Average equity to average assets                        6.86%                       6.75%


Non-Performing Assets                           Sept 30, 2004               Dec 31, 2003
                                                -------------               ------------

Total nonaccrual loans                           $       837                 $     1,615
Loans 90 days past due and still accruing              1,349                       1,395

Total nonperforming loans                        $     2,186                 $     3,010
Other real estate owned                                  465                          --

Total nonperforming assets                       $     2,651                 $     3,010

Nonaccrual loans to total gross loans                   0.16%                       0.43%
Nonperforming loans to total gross loans                0.43%                       0.79%
Total nonperforming assets to total assets              0.31%                       0.44%

Allowance for loan losses to nonperforming
   loans                                              332.53%                     220.66%
Allowance for loan losses to total gross
  loans                                                 1.43%                       1.75%
Allowance for loan losses to nonperforming assets      274.2%                     220.66%


Total Gross Loans                                    507,801                     379,153
Total Assets                                         863,823                     677,693
Average Loans Outstanding (ytd)                      413,051                     399,217
Average Assets (ytd)                                 752,140                     671,356
Average Equity (ytd)                                  50,201                      47,831

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